EXHIBIT 1.3

                       CERTIFICATE OF CHANGE OF NAME AND
                               ALTERED MEMORANDUM




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[LOGO]                                           NUMBER: 605176
BRITISH
COLUMBIA

                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT

                              I HEREBY CERTIFY THAT

                                XS CAPITAL CORP.


                        has this day changed its name to

                           AMERA RESOURCES CORPORATION


                           ISSUED UNDER MY HAND AT VICTORIA, BRITISH COLUMBIA
                                            ON MARCH 04, 2003

                                              /s/ J.S. Powell
            [SEAL]
                                               JOHN S. POWELL
                                           REGISTRAR OF COMPANIES
                                        PROVINCE OF BRITISH COLUMBIA
                                                   CANADA



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                                  SCHEDULE "A"

                               FORM 1 (Section 5)

                                   COMPANY ACT

                               ALTERED MEMORANDUM

                (as Altered by Resolution dated February 4, 2003)

1.       The name of the Company is "Amera Resources Corporation".

2. The authorized capital of the Company consists of One Hundred Million (100,000,000) common shares without par value.